Exhibit 99.1

OptimizeRx Signs Exclusive Agreement with NewCrop to Offer Digital Health
Messages and Create a Health Tech Innovation Lab for Life Sciences

ROCHESTER, Mich., October 7, 2019 — OptimizeRx Corp. (NASDAQ: OPRX), a leading provider of digital health solutions for payers, medtech companies, medical associations and the pharmaceutical industry, has secured a three-year exclusive partnership with NewCrop, a provider of integrated electronic prescribing software, to deliver real-time digital health messages to NewCrop’s e-prescribing network of more than 65,000 healthcare professionals.

The agreement builds upon a long standing, profitable relationship between the two partners, and solidifies OptimizeRx as the largest digital platform connecting life sciences to the point-of-care. The agreement also calls for the creation of an Innovation Lab where life sciences companies can experiment with new digital communication solutions and test them quickly using a large provider base.

“We’ve seen tremendous success through our previous programs with NewCrop,” noted Miriam Paramore, OptimizeRx’s president and chief strategy officer. “Their point-of-prescribing access to healthcare providers is a great match with our digital platform and has allowed us to offer our pharma partners unmatched efficiency in marketing spends.”

“We’re excited to build on this baseline by honing our combined focus through exclusivity, and include NewCrop as our founding partner in the launch of the OptimizeRx Innovation Lab,” continued Paramore. “Together, we’ll establish the perfect incubator for creating and testing point-of-care solutions. It will be unparalleled in the industry, providing a much-needed test bed for piloting and measuring new ideas.”

For NewCrop, the partnership means broader distribution of medication-specific information delivered conveniently within their healthcare providers daily workflow.

According to Randy Barnes, executive vice president of NewCrop: “We believe partnering more closely with OptimizeRx will prove invaluable as we evolve our e-prescribing services. We will be able to focus on our core competencies related to electronic prescribing communications between health care providers, patients, health plans and pharmacies.

“The Innovation Lab will help us bring new ideas to life more quickly. By combining our access to physicians with the OptimizeRx access to medication information from manufacturers, we’re connecting two exceptionally powerful forces for good. We expect it to improve the healthcare experience for both physicians and patients, and deliver better outcomes.”

Both the Innovation Lab and the NewCrop distribution partnership will allow OptimizeRx to better develop and deliver industry-leading connections between life sciences and patients, something Paramore says forms the foundation of her team’s strategy.

“We’re firm believers in the ‘power of connection,’” added Paramore. “The formation of Innovation Labs in partnership with NewCrop will enable us to deliver more effective connections and better outcomes for patients at the point-of-care.”

About NewCrop

NewCrop is the leading electronic prescribing service and has been deployed in a wide range of EHRs and medical networks since 2003. The company’s user interface allows for rapid installation of fully expedited e-Prescription networking, as well as real-time benefits, PDMP, pharmacogenomic decision support, DEA-compliant EPCS and more. All services are HITRUST certified and available as an integrated user interface and/or customizable widgets, facilitating easy and flexible installations to fast track network and ONC certifications. For more information, visit www.newcroprx.com.

About OptimizeRx

OptimizeRx® (NASDAQ: OPRX), a digital health company, connects pharmaceutical companies to patients and providers, offering greater affordability, adherence and brand awareness at the point-of-care. As the nation’s largest point-of-prescribe promotional platform for the pharmaceutical industry, OptimizeRx provides a direct channel for payers, medtech companies, medical associations and pharma companies to communicate with healthcare providers right within their workflow and also directly to patients.

The cloud-based solution supports patient adherence to medications and better healthcare outcomes with real-time access to financial assistance, prior authorization, education and critical clinical information. OptimizeRx provides more than half of the ambulatory patient market with access to these benefits through leading EHR platforms like Allscripts, Amazing Charts and Quest, and directly via its mobile communications platform and digital therapeutics SaaS platform.

For more information, follow the company on Twitter, LinkedIn or visit www.OptimizeRx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words ‘estimate,’ ‘possible’ and ’seeking’ and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Nicole Brooks, Innsena Communications

Tel (860) 800-2344

oprx@innsena.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team